Exhibit 1.01

EXHIBIT 1.01 – CONFLICT MINERALS REPORT

China Mobile Limited

Conflict Minerals Report

For The Year Ended December 31, 2021

This Conflict Minerals Report for China Mobile Limited (together with its consolidated subsidiaries, “China Mobile,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”), for the reporting period from January 1 to December 31, 2021 (the “Reporting Period”).

I.	Background
A.	Identification of Products Containing Conflict Minerals

Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules promulgated by the United States Securities and Exchange Commission (“SEC”) thereunder (collectively, the “Conflict Minerals Rule”) contain disclosure and due diligence requirements on SEC-reporting issuers that manufacture or contract to manufacture products that contain “conflict minerals” that are necessary to the functionality or production of those products. Conflict minerals are defined under the Conflict Minerals Rule to include tin, tantalum, tungsten and gold.

We provide full communications services in all 31 provinces, autonomous regions and directly-administered municipalities in the mainland of China as well as in Hong Kong. Based on publicly available information, we are the leading provider of telecommunications and information services in the mainland of China, and a world-class provider with the world’s largest network and customer base as of December 31, 2021. As of March 31, 2022, our total number of mobile customers reached approximately 967 million.

In its ordinary course of business, China Mobile and its subsidiaries engage in the sale of certain telecommunications equipment and terminals (“Products”). No Products are manufactured by China Mobile, but some Products are contracted by certain of our wholly-owned subsidiaries and business units (collectively, the “Device Subsidiaries”) to be manufactured by third parties. China Mobile has determined that “conflict minerals” (also referred to herein as “3TG”) are necessary to the functionality or production of certain Products that China Mobile engaged third party manufacturers to produce during the Reporting Period. See “III. Product Description.”

B.	Reasonable Country of Origin Inquiry

In accordance with the Conflict Minerals Rule, China Mobile’s compliance procedure includes a reasonable country of origin inquiry (“RCOI”) seeking to identify the location of the smelter/refiner facilities used to refine or process the 3TG used in Products. As China Mobile is a downstream supplier of finished products and does not purchase from, and has no established commercial relationships with, smelters or refiners of conflict minerals, China Mobile’s RCOI focused on its direct suppliers.

Specifically, in January 2022, China Mobile coordinated with each of its consolidated subsidiaries and requested 136 direct suppliers to complete a Conflict Minerals Reporting Template (the “CMRT”).

Each of these direct suppliers supplied Products, some of which were manufactured by certain of these suppliers, to China Mobile during the Reporting Period. The CMRT was developed by the Responsible Minerals Initiative (“RMI”, see http://www.responsiblemineralsinitiative.org/) to assist companies in determining the smelter/refiner facilities contributing 3TG to their products and requests information regarding the supplier’s own “conflict minerals” diligence policies, in addition to the identification of smelter/refiner facilities within the supply chain, and the country of origin of the 3TG used by such facilities. Based on responses received from these direct suppliers, China Mobile identified that Products of 127 direct suppliers contained 3TG during the Reporting Period. China Mobile then further assessed such direct suppliers’ CMRT responses using data provided by RMI. While the RCOI did not reveal any Products containing conflict minerals that were originated from the Democratic Republic of the Congo (the “DRC”) or an adjoining country as defined in the instructions to Form SD (together with DRC, the “Covered Countries”) and were not from recycled or scrap sources, there remains a risk that conflict minerals used in Products supplied by other suppliers may have originated in a Covered Country and may not be from recycled or scrap sources due to, among others, the incompleteness of the direct suppliers’ CMRT responses. See “II. Due Diligence—B. Due Diligence Measures—(ii) Identify and assess risks in the supply chain”. Therefore, China Mobile conducted due diligence on the source and chain of custody of the conflict minerals contained in Products supplied to it by its direct suppliers for the Reporting Period.

II.	Due Diligence
A.	Design of Due Diligence

In addition to China Mobile’s compliance with the due diligence required by the Conflict Minerals Rule, China Mobile has adopted a five-step framework recommended by the Organization for Economic Co-operation and Development in its Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition (2016)) (the “OECD Guidance”) as applicable for “downstream companies” (as defined in the OECD Guidance).

The OECD Guidance sets forth the following five steps for establishing a responsible supply chain: (i) establishing strong company management systems, (ii) identifying and assessing risks in the supply chain, (iii) designing and implementing a strategy to respond to identified risks, (iv) carrying out internal as well as independent third party audit of supply chain due diligence at identified points in the supply chain, and (v) reporting annually on supply chain due diligence.

B.	Due Diligence Measures

(i)	Establish a comprehensive compliance program:

a.

China Mobile published the Policy for a Responsible Supply Chain of Conflict Minerals and Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas in 2016. The policy communicates China Mobile’s goal to procure and use materials free from conflict minerals originated from Covered Countries and the source-tracing supply chain inquiries and cooperation with suppliers to achieve such goal. The guidelines lay out certain detailed steps and specific measures China Mobile is required to undertake to carry out conflict minerals due diligence. The policy and guidelines can be found at https://www.chinamobileltd.com/en/esg/guidelines.php .

b.

In March 2017, China Mobile established a working group to handle conflict minerals related matters. The team includes representatives from China Mobile’s Legal and Regulatory Department and the Device Subsidiaries. In addition, China Mobile’s Legal and

Regulatory Department formulated a five-year compliance program in 2016 and required the relevant subsidiaries to initiate the process of establishing its conflict minerals compliance mechanism in accordance with the Conflict Minerals Rule as soon as practicable.

c.	China Mobile uses its direct suppliers’ CMRT responses to determine the chain of custody of 3TG contained in Products.

d.

The Device Subsidiaries communicate to their suppliers about China Mobile’s policies and guidelines in connection with the Conflict Mineral Rule and require the suppliers not to purchase conflict minerals originated in Covered Countries and to extend such requirements to their suppliers. Moreover, China Mobile Group Device Co., Ltd. (“China Mobile Device”), Government and Enterprise Service Company (“G&E”), China Mobile Online Services Co., Ltd. (“OSC”), China Mobile IoT Company Limited (“China Mobile IoT”), China Mobile Group Design Institute Co., Ltd. (“Design Institute”), and China Mobile (Suzhou) Software Technology Co., Ltd. (“Suzhou R&D”) have incorporated a term on conflict minerals into certain supplier contracts whereby the suppliers represent to China Mobile that their products and packaging do not contain any conflict minerals originated in any Covered Country. China Mobile (Chengdu) ICT Co., Ltd. (“Chengdu ICT”) requires its contract manufacturing suppliers to sign a commitment not to purchase conflict minerals as an attachment to the supply agreements. MIGU Co., Ltd. (“MIGU”) has added such term in the technical specifications in the annex of some of its supplier contracts. China Mobile (Hangzhou) Information Technology Company Limited (“Hangzhou R&D”) communicates with its respective suppliers about our RCOI and requires them to incorporate a term into their contracts or sign a commitment not to purchase conflict minerals originated in Covered Countries.

e.

China Mobile organizes internal trainings among China Mobile group companies for issues ranging from the Conflict Mineral Rule and disclosure requirements thereunder to China Mobile’s conflict minerals policies and related due diligence guidelines. China Mobile also conveys such compliance requirements to its suppliers as appropriate.

(ii)	Identify and assess risks in the supply chain:

a.

In each January, China Mobile coordinates with each of its consolidated subsidiaries to identify the Devices Subsidiaries for the preceding year and requests the direct suppliers from which the Device Subsidiaries procured any Product containing 3TG that have been contracted out by China Mobile for manufacturing during the preceding year to respond to the supply chain survey.

During the Reporting Period, China Mobile had nine Device Subsidiaries, namely (i) China Mobile Device, an entity engaged in the procurement and distribution of mobile telephones, tablets and other devices; (ii) MIGU, an entity established for the provision, operation and service integration of digital content products, which includes music, video, reading, games and animation businesses; (iii) China Mobile IoT, an entity that operates IoT network and OneNET, an IoT open platform, designs and develops IoT modules and chips, develops IoT solutions and featured IoT products such as Internet of vehicles, smart home devices and smart wearables; (iv) G&E, an entity mainly engaged in the sales of information technology products to, and providing end-to-end services for, corporate customers such as governmental agencies and large enterprises, and nationwide corporate product integration and promotion; (v) Hangzhou R&D, an entity that engages in developing network equipment as well as providing information technology support for mobile terminals, software and related services; (vi) Suzhou R&D, an entity engaged in business development, software sales, system integration and others in the fields of cloud computing, big data and IT support; (vii) OSC, an entity that mainly provides customers with digital and intelligent services; (viii) Design Institute, an entity that mainly provides telecommunications network planning design and consulting services; and (ix) Chengdu ICT, an entity that mainly provides information communication technology research and development, supporting and operation services. China Mobile requested each of the direct suppliers to such Device Subsidiaries for Products containing 3TG to respond to the supply chain survey.

b.

China Mobile adopted the CMRT for purposes of the supply chain survey. China Mobile followed up with direct suppliers to obtain complete responses to the supply chain survey, verified the collected responses, and inquired about any discrepancies in the response provided. The results of the supply chain survey are reported annually to the Audit Committee under the board of directors of China Mobile.

After assessing the risks in its supply chain during the Reporting Period, China Mobile concluded that because suppliers of certain Products containing 3TG may have provided incomplete information regarding metal origins and conflict-free sourcing to China Mobile and the reliability of the information provided has yet to be verified, there could be risks that certain 3TG used in the manufacturing might have originated in the Covered Countries and may not have originated from recycled or scrap sources.

(iii)	Design and implement measures to respond to and mitigate identified risks:

a.

To evaluate and respond to identified risks, China Mobile relies on the suppliers’ responses to the CMRT. Since 2015, China Mobile has compared the names of the smelters and refiners identified in such responses against RMI’s Conformant Smelters & Refiners Lists, which set forth smelters and refiners that had successfully completed an assessment against RMI’s applicable responsible minerals assurance process standard (“RMAP”) or an equivalent cross-recognized assessment.

b.

Pursuant to China Mobile’s policies and guidelines regarding conflict minerals, for suppliers that procured 3TGs from smelters and refiners that are not included in RMI’s Conformant Smelters & Refiners List or if China Mobile becomes aware of any Product containing 3TG originated from the Covered Countries, China Mobile shall temporarily suspend trade with the relevant suppliers in order to achieve measurable risk mitigation, or terminate commercial relationships with such suppliers after risk mitigation attempts fail or where risk mitigation is not feasible. As of the filing date of this report, we have identified one such supplier.

(iv)	Carry out internal as well as independent third party audit of the due diligence practices in the supply chain:

As a downstream supplier of finished products, China Mobile has no direct commercial relationships with smelters or refiners. China Mobile’s due diligence efforts rely on cross-industry initiatives, such as RMI, to conduct audits of the due diligence practices at identified points of the smelters and refiners in the supply chain. In addition, China Mobile’s internal audit department conducts audit review on the conflict mineral due diligence process on a yearly basis to ensure accuracy and establish closed-loop management.

(v)	Report annually on supply chain due diligence:

China Mobile reports annually on its supply chain due diligence by preparing this Conflict Minerals Report to disclose the description of the measures taken to determine the source and chain of custody of any of the necessary conflict minerals contained in China Mobile’s products, as well as the results of China Mobile’s due diligence. This Conflict Minerals Report is available on China Mobile’s corporate website (http://www.chinamobileltd.com/en/ir/sec.php). The information contained in such website is not a part of this Form SD.

C.	Risk Mitigation Steps China Mobile Takes

The due diligence process discussed above is an ongoing process. At this time, China Mobile takes the following actions to improve the due diligence process and to further mitigate any risk that conflict minerals necessary to the functionality or production of Products could benefit or finance armed groups in the Covered Countries.

(i)

China Mobile supports cross-industry initiatives to define and improve industry best practices and improve China Mobile’s influence and leverage over the supply chain in accordance with the OECD Guidance.

(ii)

China Mobile works with its direct suppliers and directs them to obtain responses from all lower tier suppliers subject to the RCOI survey, and to improve the accuracy and completeness of the contents of the RCOI survey responses.

(iii)

China Mobile communicates its policy regarding conflict minerals to its suppliers and strives to incorporate such policy into future contract terms and specifications with its suppliers. China Mobile also explains the procedures of its RCOI survey in the supplier meetings and requests suppliers to cooperate with its effort to identify the source of the necessary conflict minerals.

(iv)	China Mobile conducts multiple checks on RCOI survey responses from direct suppliers to improve accuracy of those responses.

III.	Product Description

Based on the due diligence efforts described above, China Mobile is unable to determine the source of the conflict minerals used in the following Products:

Product / Model	Description

COCO-Monica / COCO-Giant	Mobile phone
CM211-1 / CM311-1 / CM311-1a / CM311-1s / CM311-1sa / CM311-3 / CM311-3s MGV2100 / MGV2110 / MGV3001 /M304A / M301H / M302A / M302H / M401(A/H/M) / M411(A/H/M)	Set-top box

BOX 01 / B650-4E4P / GM232 / GM630  / H2-2 / H2-3 / H2-3e / H2-3es / H2-3s / H2-3v / H3-1s / H3-2s / H3-8s / H10e-11 / H10e-12 / H10e-36 / H10g-36 / H10g-12 / H10g-13/ HX3e / HZ2 / Mesh / M21g / M1Ne / P2Sg / P33g /

Smart internet gateway

I-10	All-in-one live broadcast
MDC2-2	MicroCube
MD726C –G / MGM2020 / MGM2030 / OB-01	Smart speaker
BC-Metal R2**0X2-01 / BC-Metal R2**0X2-02 / BC-Metal R2**0X2-03 / BC-Metal R2**1X2-05 / BC-Metal R2**0X2-04 / BC-Metal R2280X2-00 / U GPU	Server
AH-LINK022 / AN1202L / AN1209 / AN1301M / AN1301P / RM2-5 / RM2-6 / R2s / AX18 / OB-02 / RAX1800-Z / RAX3000QY / R3s-2 / R3s-3 / RX3 / RX3 pro / W20-01	Router
FA / LB035A / LB061A / LB001A / LB019A / LB002A / LB025A / LB040A / LB053A / LB030A / LB041A	Antenna
C31 / C32 / C37 / CM21 / D21 / D22 / E1 / E2 / H11 / H12 / S11 / S12	Walkie talkie
C11 / C12 / C13 / C21 / C22 / C31 / D31 / D33 / D35 / H21 / H31 / H32 / H50 / H51 / OPSO3 / I65WL1 / I86WL1 / P21 / P51 / P52 / S21 / S51	Conferencing terminal
TMHB01-5GR1	UAV communication terminal
V2 / V4B / V6 / V8B / V9B	IP camera
V1.0 / TBL-01	Road tester
CWT01 / OBD / CM53PRO / P9S / DL02 / CB01	Locator
IEC-48-I / IEC-48-O / IEC-48-OH / F1A / DPS-48DC10kW15O / pRRU 5210A / pRRU 5416B / pRRU 5416C	Base station
M51 / M52 / M5310 / M5311 / M5311-CL / M8321 / ML302 / MN316 / MN316-GM / MN316-DBRD / M6313-E/F03X / ZETAG	Module
D31 / D33 / D35 / F2	Telephone
L-DS43 / L-DS55 / L-SC2 / L-SC3 / L-el213 / L-el290 / L-el420/L-r1 / YJB-SYEC-03D1	Smart interactive display solutions
T02 / SLTDG101 / HG-FD-01 / HG-FD-02 / HG-FD-03 / HG-FD-04 / HG-FD-05	Testing terminal
A15 / RC3A / RC3A-2 / RC3P / RC3P-2 / RC3Ps / RC3P-2s	Remote Controller

Gas meter circuit board	Smart gas meter
X11 / X12	Smart Socket
RFR5210A / FC510A	Amplifier
MR1 / MR2	CPE

As part of its due diligence, China Mobile endeavors to determine the countries of origin of the necessary conflict minerals in Products with the greatest possible specificity. Based on the information provided by the suppliers, China Mobile believes that the facilities used to process the necessary conflict minerals in Products include the smelters and refiners listed in Annex I below.

Based on the due diligence efforts as described above in this report, China Mobile was not able to obtain sufficient information to conclusively determine the countries of origin of the necessary conflict minerals in its Products mentioned above or whether such necessary conflict minerals are from recycled or scrap sources. However, based on the information provided by suppliers, China Mobile believes that the countries of origin of the necessary conflict minerals contained in Products include those countries listed in Annex II below.

Annex I

METAL	SMELTER OR REFINER NAME	FACILITY LOCATION	CONFLICT-FREE STATUS[1]
Gold	8853 S.p.A.	Italy	Conflict-free
Gold	Abington Reldan Metals, LLC	USA	Unknown
Gold	Advanced Chemical Company	USA	Conflict-free
Gold	African Gold Refinery	Uganda	Unknown
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conflict-free
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Conflict-free
Gold	Al Etihad Gold LLC	United Arab Emirates	Unknown
Gold	Alexy Metals	USA	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Unknown
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conflict-free
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conflict-free
Gold	Argor-Heraeus S.A.	Switzerland	Conflict-free
Gold	Asahi Pretec Corp.	Japan	Conflict-free
Gold	ALtd.	Canada	Conflict-free
Gold	Asahi Refining Canada Ltd.	Canada	Conflict-free
Gold	Asahi Refining USA Inc.	USA	Conflict-free
Gold	Asaka Riken Co., Ltd.	Japan	Conflict-free
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Unknown
Gold	Augmont Enterprises Private Limited	India	Unknown
Gold	Aurubis AG	Germany	Conflict-free
Gold	AU Traders and Refiners	South Africa	Unknown
Gold	Bangalore Refinery	India	Conflict-free
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conflict-free
Gold	Boliden AB	Sweden	Conflict-free
Gold	C. Hafner GmbH + Co. KG	Germany	Conflict-free
Gold	C.I Metales Procesados Industriales SAS	Columbia	Unknown
Gold	Caridad	Mexico	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conflict-free
Gold	Cendres + Metaux S.A.	Switzerland	Conflict-free
Gold	Central Bank of the Philippines Gold Refinery & Mint	Philippines	Unknown
Gold	CGR Metalloys Pvt Ltd.	India	Unknown
Gold	Chemical Company	USA	Conflict-free
Gold	Chimet S.p.A.	Italy	Conflict-free
Gold	Chugai Mining	Japan	Conflict-free
Gold	Daejin Indus Co., Ltd.	South Korea	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Unknown
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	Unknown
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	Unknown
Gold	DODUCO Contacts and Refining GmbH	Germany	Conflict-free
Gold	Dowa	Japan	Conflict-free
Gold	DS PRETECH Co., Ltd.	South Korea	Unknown
Gold	DSC (Do Sung Corporation)	South Korea	Conflict-free

[1] This categorization is based on the RMI standards. All RMI-conflict-free smelters or refiners are listed here as conflict-free.

Gold	Eco-System Recycling Co., Ltd.	Japan	Unknown
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conflict-free
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Conflict-free
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Conflict-free
Gold	Emirates Gold DMCC	United Arab Emirates	Conflict-free
Gold	FSE Novosibirsk Refinery	Russian Federation	Unknown
Gold	Fujairah Gold FZC	United Arab Emirates	Unknown
Gold	Fujian Zijin mining stock company gold smelter	China	Unknown
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	Unknown
Gold	Geib Refining Corporation	USA	Conflict-free
Gold	Cold Coast Refinery	Ghana	Unknown
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conflict-free
Gold	Great Wall Precious Metals Co,. LTD.	China	Unknown
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Unknown
Gold	Guangdong Jinding Gold Limited	China	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Unknown
Gold	HeeSung Metal Ltd.	South Korea	Unknown
Gold	Heimerle + Meule GmbH	Germany	Conflict-free
Gold	Heraeus Ltd. Hong Kong	China	Unknown
Gold	Heraeus Metals Hong Kong Ltd.	China	Conflict-free
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Conflict-free
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Unknown
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	Unknown
Gold	HwaSeong CJ CO., LTD.	South Korea	Unknown
Gold	Industrial Refining Company	Belgium	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conflict-free
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conflict-free
Gold	Istanbul Gold Refinery	Turkey	Conflict-free
Gold	Italpreziosi	Italy	Conflict-free
Gold	International Precious Metal Refiners	United Arab Emirates	Unknown
Gold	JALAN & Company	India	Unknown
Gold	Japan Mint	Japan	Conflict-free
Gold	Jiangxi Copper Co., Ltd.	China	Conflict-free
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Unknown
Gold	JSC Novosibirsk Refinery	Russian Federation	Unknown
Gold	JSC Uralelectromed	Russian Federation	Unknown
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conflict-free
Gold	Kaloti Precious Metals	United Arab Emirates	Unknown
Gold	Kazakhmys Smelting LLC	Kazakhstan	Unknown
Gold	Kazzinc	Kazakhstan	Conflict-free
Gold	K.A. Rasmussen	Norway	Unknown
Gold	Kennecott Utah Copper LLC	USA	Conflict-free
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conflict-free
Gold	Kojima Chemicals Co., Ltd.	Japan	Conflict-free

Gold	Korea Zinc Co., Ltd.	South Korea	Conflict-free
Gold	Kundan Care Products Ltd.	India	Unknown
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Unknown
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	Unknown
Gold	L’azurde Company For Jewelry	Saudi Arabia	Unknown
Gold	L’Orfebre S.A.	Andorra	Conflict-free
Gold	Lingbao Gold Co., Ltd.	China	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Unknown
Gold	LS-NIKKO Copper Inc.	South Korea	Conflict-free
Gold	LT Metal Ltd.	South Korea	Conflict-free
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Unknown
Gold	Marsam Metals	Brazil	Conflict-free
Gold	Materion	USA	Conflict-free
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conflict-free
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Conflict-free
Gold	Metalor Switzerland	Switzerland	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conflict-free
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conflict-free
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conflict-free
Gold	Metalor Technologies S.A.	Switzerland	Conflict-free
Gold	Metalor USA Refining Corporation	USA	Conflict-free
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conflict-free
Gold	Met-Mex Penoles, S.A.	Mexico	Unknown
Gold	Mitsubishi Materials Corporation	Japan	Conflict-free
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conflict-free
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conflict-free
Gold	Modeltech Sdn Bhd	Malaysia	Unknown
Gold	Morris and Watson	New Zealand	Unknown
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Unknown
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conflict-free
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conflict-free
Gold	NH Recytech Company	South Korea	Conflict-free
Gold	Nihon Material Co., Ltd.	Japan	Conflict-free
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conflict-free
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conflict-free
Gold	OJSC Novosibirsk Refinery	Russian Federation	Unknown
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	Unknown
Gold	PAMP S.A.	Switzerland	Conflict-free
Gold	Pease & Curren	USA	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Unknown
Gold	Planta Recuperadora de Metales SpA	Chile	Conflict-free
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Unknown
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conflict-free
Gold	PX Precinox S.A.	Switzerland	Conflict-free
Gold	QG Refining, LLC	USA	Unknown
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conflict-free
Gold	Refinery of Seemine Gold Co., Ltd.	China	Unknown
Gold	REMONDIS PMR B.V.	Netherlands	Conflict-free
Gold	Republic Metals Corporation	USA	Unknown
Gold	Royal Canadian Mint	Canada	Conflict-free

Gold	SAAMP	France	Conflict-free
Gold	Sabin Metal Corp.	USA	Unknown
Gold	Safimet S.p.A	Italy	Conflict-free
Gold	Safina A.S.	Czech	Conflict-free
Gold	Sai Refinery	India	Unknown
Gold	Samduck Precious Metals	South Korea	Conflict-free
Gold	Samwon Metals Corp.	South Korea	Unknown
Gold	SAXONIA Edelmetalle GmbH	Germany	Unknown
Gold	Schone Edelmetaal B.V.	Netherlands	Unknown
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conflict-free
Gold	Shandong Gold Smelting Co., Ltd.	China	Conflict-free
Gold	Shandong Humon Smelting Co., Ltd.	China	Unknown
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conflict-free
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	Unknown
Gold	Shirpur Gold Refinery Ltd.	India	Unknown
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conflict-free
Gold	Singway Technology Co., Ltd.	Taiwan, China	Conflict-free
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Unknown
Gold	Sovereign Metals	India	Unknown
Gold	Solar Applied Materials Technology Corp.	Taiwan, China	Conflict-free
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conflict-free
Gold	SungEel HiMetal Co., Ltd.	South Korea	Conflict-free
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conflict-free
Gold	T.C.A S.p.A	Italy	Unknown
Gold	The Great Wall Gold and Silver Refinery of China	China	Unknown
Gold	Tokuriki Honten Co., Ltd.	Japan	Conflict-free
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China	Unknown
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conflict-free
Gold	Torecom	South Korea	Conflict-free
Gold	TSK Pretech	South Korea	Unknown
Gold	Umicore Brasil Ltda.	Brazil	Unknown
Gold	Umicore Precious Metals Refining, Inc.	USA	Conflict-free
Gold	Umicore Precious Metal Thailand	Thailand	Conflict-free
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conflict-free
Gold	United Precious Metal Refining, Inc.	USA	Conflict-free
Gold	Valcambi S.A.	Switzerland	Conflict-free
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conflict-free
Gold	WIELAND Edelmetalle GmbH	Germany	Conflict-free
Gold	Yamakin Co., Ltd.	Japan	Conflict-free
Gold	Yokohama Metal Co., Ltd.	Japan	Conflict-free
Gold	Yunnan Copper Industry Co., Ltd.	China	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conflict-free
Tantalum	Asaka Riken Co., Ltd.	Japan	Conflict-free
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conflict-free
Tantalum	CP Metals Inc.	USA	Unknown

Tantalum	D Block Metals, LLC	USA	Conflict-free

Tantalum	Exotech Inc.	USA	Conflict-free

Tantalum	FIR Metals & Resource Ltd.	China	Conflict-free

Tantalum	F&X Electro-Materials Ltd.	China	Conflict-free
Tantalum	Global Advanced Metals Aizu	Japan	Conflict-free
Tantalum	Global Advanced Metals Boyertown	USA	Conflict-free
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conflict-free

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Unknown

Tantalum	H.C. Starck Co., Ltd.	Thailand	Unknown
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Conflict-free
Tantalum	H.C. Starck Inc.	USA	Conflict-free
Tantalum	H.C. Starck Ltd.	Japan	Unknown
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Unknown
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	Unknown
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conflict-free
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conflict-free
Tantalum	Jiangxi Tuohong New Raw Material	China	Conflict-free
Tantalum	Jiujiang Janny New Material Co., Ltd.	China	Unknown
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conflict-free
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conflict-free
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conflict-free
Tantalum	KEMET Blue Metals	Mexico	Unknown
Tantalum	KEMET Blue Powder	USA	Unknown
Tantalum	KEMET de Mexico	Mexico	Conflict-free
Tantalum	LSM Brasil S.A.	Brazil	Unknown
Tantalum	Meta Materials	North Macedonia	Conflict-free
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conflict-free
Tantalum	Mineracao Taboca S.A.	Brazil	Conflict-free
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conflict-free
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conflict-free
Tantalum	NPM Silmet AS	Estonia	Conflict-free
Tantalum	Power Resources Ltd.	Macedonia	Unknown
Tantalum	PRG Dooel	North Macedonia	Unknown
Tantalum	QuantumClean	USA	Conflict-free
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conflict-free
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conflict-free
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Conflict-free
Tantalum	Taki Chemical Co., Ltd.	Japan	Conflict-free
Tantalum	TANIOBIS Co., Ltd.	Thailand	Conflict-free
Tantalum	TANIOBIS GmbH	Germany	Conflict-free
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Conflict-free
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Conflict-free
Tantalum	Telex Metals	USA	Conflict-free
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conflict-free
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	Conflict-free
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Conflict-free
Tin	Alpha	USA	Conflict-free

Tin	Alpha Metals	USA	Unknown
Tin	Alpha Metals Taiwan	Taiwan, China	Unknown
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	Unknown
Tin	Chengfeng Metals Co Pte Ltd	China	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conflict-free
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conflict-free
Tin	China Tin Group Co., Ltd.	China	Conflict-free
Tin	Cookson	USA	Unknown
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Unknown
Tin	CRM Synergies	Spain	Conflict-free
Tin	CV Ayi Jaya	Indonesia	Unknown
Tin	CV Dua Sekawan	Indonesia	Unknown
Tin	CV Gita Pesona	Indonesia	Unknown
Tin	CV Tiga Sekawan	Indonesia	Unknown
Tin	CV United Smelting	Indonesia	Unknown
Tin	CV Venus Inti Perkasa	Indonesia	Unknown
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Unknown
Tin	Dowa	Japan	Conflict-free
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	Unknown
Tin	EM Vinto	Bolivia	Conflict-free
Tin	Estanho de Rondonia S.A.	Brazil	Conflict-free
Tin	Fenix Metals	Poland	Conflict-free
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	Unknown
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Unknown
Tin	Gejiu Jinye Mineral Company	China	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conflict-free
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Conflict-free
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Conflict-free
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conflict-free
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Unknown
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conflict-free
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Unknown
Tin	Jiangsu SANWO Electronic Technology Co., Ltd	China	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Unknown
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conflict-free
Tin	Kai Unita Trade Limited	China	Unknown
Tin	Luna Smelter, Ltd.	Rwanda	Conflict-free
Tin	Ma’anshan Weitai Tin Co., Ltd.	China	Conflict-free
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conflict-free
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Conflict-free
Tin	Melt Metais e Ligas S.A.	Brazil	Conflict-free
Tin	Metallic Resources, Inc.	USA	Conflict-free
Tin	Metallo Belgium N.V.	Belgium	Conflict-free
Tin	Metallo Spain S.L.U.	Spain	Conflict-free
Tin	Mineracao Taboca S.A.	Brazil	Conflict-free
Tin	Minsur	Peru	Conflict-free
Tin	Mitsubishi Materials Corporation	Japan	Conflict-free
Tin	Modeltech Sdn Bhd	Malaysia	Unknown
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	Unknown

Tin	Novosibirsk Processing Plant Ltd.	Russian Federation	Unknown
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conflict-free
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conflict-free
Tin	Operaciones Metalurgicas S.A.	Bolivia	Conflict-free
Tin	Pongpipat Company Limited	Myanmar	Unknown
Tin	Precious Minerals and Smelting Limited	India	Unknown
Tin	PT Aries Kencana Sejahtera	Indonesia	Unknown
Tin	PT Artha Cipta Langgeng	Indonesia	Conflict-free
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conflict-free
Tin	PT Babel Inti Perkasa	Indonesia	Conflict-free
Tin	PT Babel Surya Alam Lestari	Indonesia	Conflict-free
Tin	PT Bangka Prima Tin	Indonesia	Unknown
Tin	PT Bangka Serumpun	Indonesia	Conflict-free
Tin	PT Bangka Tin Industry	Indonesia	Unknown
Tin	PT Belitung Industri Sejahtera	Indonesia	Unknown
Tin	PT Bukit Timah	Indonesia	Unknown
Tin	PT DS Jaya Abadi	Indonesia	Unknown
Tin	PT Eunindo USAha Mandiri	Indonesia	Unknown
Tin	PT Inti Stania Prima	Indonesia	Unknown
Tin	PT Karimun Mining	Indonesia	Unknown
Tin	PT Kijang Jaya Mandiri	Indonesia	Unknown
Tin	PT Lautan Harmonis Sejahtera	Indonesia	Unknown
Tin	PT Menara Cipta Mulia	Indonesia	Conflict-free
Tin	PT Mitra Stania Prima	Indonesia	Conflict-free
Tin	PT Panca Mega Persada	Indonesia	Unknown
Tin	PT Premium Tin Indonesia	Indonesia	Unknown
Tin	PT Prima Timah Utama	Indonesia	Conflict-free
Tin	PT Rajawali Rimba Perkasa	Indonesia	Conflict-free
Tin	PT Rajehan Ariq	Indonesia	Conflict-free
Tin	PT Refined Bangka Tin	Indonesia	Conflict-free
Tin	PT Sariwiguna Binasentosa	Indonesia	Unknown
Tin	PT Stanindo Inti Perkasa	Indonesia	Conflict-free
Tin	PT Sukses Inti Makmur	Indonesia	Unknown
Tin	PT Sumber Jaya Indah	Indonesia	Unknown
Tin	PT Tambang TImah	Indonesia	Unknown
Tin	PT Timah Tbk Kundur	Indonesia	Conflict-free
Tin	PT Timah Tbk Mentok	Indonesia	Conflict-free
Tin	PT Tinindo Inter NUSA	Indonesia	Conflict-free
Tin	PT Tirus Putra Mandiri	Indonesia	Unknown
Tin	PT Tommy Utama	Indonesia	Unknown
Tin	Resind Industria e Comercio Ltda.	Brazil	Conflict-free
Tin	Rui Da Hung	Taiwan, China	Conflict-free
Tin	Senju Metal Industry Co., Ltd.	Japan	Unknown
Tin	Soft Metais Ltda.	Brazil	Conflict-free
Tin	Super Ligas	Brazil	Unknown
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam	Conflict-free
Tin	Thaisarco	Thailand	Conflict-free
Tin	Tin Technology & Refining	USA	Conflict-free
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	Unknown
Tin	VQB Mineral and Trading Group JSC	Vietnam	Unknown
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conflict-free
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conflict-free
Tin	Yunnan Tin Company Limited	China	Unknown
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Unknown

Tin	YUNXIN colored electrolysis Company Limited	China	Unknown
Tungsten	A.L.M.T. Corp.	Japan	Conflict-free
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Conflict-free
Tungsten	ACL Metais Eireli	Brazil	Conflict-free
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	Unknown
Tungsten	Artek LLC	Russia Federation	Unknown
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Conflict-free
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conflict-free
Tungsten	China Molybdenum Co., Ltd.	China	Unknown
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conflict-free
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	Unknown
Tungsten	CP Metals Inc.	USA	Unknown
Tungsten	Cronimet Brasil Ltda	Brazil	Conflict-free
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	Conflict-free
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Unknown
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Conflict-free
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conflict-free
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conflict-free
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conflict-free
Tungsten	GEM Co., Ltd.	China	Unknown
Tungsten	Global Tungsten & Powders Corp.	USA	Conflict-free
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conflict-free
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	Unknown
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conflict-free
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conflict-free
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Conflict-free
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conflict-free
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	Unknown
Tungsten	Hydrometallurg, JSC	Russian Federation	Conflict-free
Tungsten	Japan New Metals Co., Ltd.	Japan	Conflict-free
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conflict-free
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conflict-free
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conflict-free
Tungsten	Jiangxi Tungsten Co Ltd.	China	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conflict-free
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conflict-free
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation	Conflict-free
Tungsten	Kennametal Fallon	USA	Conflict-free
Tungsten	Kennametal Huntsville	USA	Conflict-free
Tungsten	KGETS Co., Ltd.	South Korea	Conflict-free
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, China	Conflict-free
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conflict-free
Tungsten	Masan High-Tech Materials	Vietnam	Conflict-free
Tungsten	Masan Tungsten Chemical LLC (MTC)	Vietnam	Unknown
Tungsten	Moliren Ltd.	Russian Federation	Conflict-free
Tungsten	Niagara Refining LLC	USA	Conflict-free
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Unknown

Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conflict-free
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Unknown
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Conflict-free
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Unknown
Tungsten	Unecha Refractory metals plant	Russian Federation	Conflict-free
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conflict-free
Tungsten	Woltech Korea Co., Ltd.	South Korea	Conflict-free
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conflict-free
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conflict-free
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Conflict-free
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Unknown

Annex II
Andorra	Australia
Austria	Belgium
Bolivia	Brazil
Canada	Chile
China	Columbia
Czech	Estonia
France	Germany
Ghana	India
Indonesia	Italy
Japan	Kazakhstan
Kyrgyzstan	Lithuania
Macedonia	Malaysia
Mexico	Myanmar
Netherlands	North Macedonia
Norway	New Zealand
Peru	Philippines
Poland	Russian Federation
Rwanda	Saudi Arabia
Singapore	South Korea
Spain	Sweden
Switzerland	Taiwan, China
Thailand	Turkey
Uganda	United Arab Emirates
USA	Uzbekistan
Vietnam